Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 by Universal Travel Group of our report dated March 6, 2006 relating to the financial statements, which appear in its annual report on Form 10-KSB for the year ended December 31, 2005.


/s/ Moore & Associates, Chartered

Las Vegas, Nevada
January 22, 2007